SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material under § 240.14a-12.

Medco Health Solutions, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 22, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice of 2008 Annual Meeting, Proxy Statement and 2007 Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before May 8, 2008.

To request material:    Internet: www.proxyvote.com    Telephone: 1-800-579-1639    **Email: sendmaterial@proxyvote.com

**	If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

MEDCO HEALTH SOLUTIONS, INC.
MEDCO HEALTH SOLUTIONS, INC. 100 PARSONS POND DRIVE INVESTOR RELATIONS/F3-3 FRANKLIN LAKES, NJ 07417	Vote In Person
This Notice is your Admission Ticket for the Annual Meeting. If you wish to vote at the Meeting you will need to request a ballot to vote these shares.
Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 21, 2008. Have your notice handy when you access the web site and follow the instructions.

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Meeting Location

The Annual Meeting for holders as of March 26, 2008

is to be held on May 22, 2008 at 9:00 A.M. EDT

at: Woodcliff Lake Hilton

200 Tice Boulevard

Woodcliff Lake, NJ 07677

Attendance Requirements: This notice serves as your Admission Ticket. You will also need to present a form of photo identification.

HILTON WOODCLIFF LAKE is reached via the Garden State Parkway, Exit 171 from the northbound lanes. From Exit ramp, turn left onto Glen Road. Turn right onto Chestnut Ridge Road and travel 1/2 mile. Take 2nd left onto Tice Blvd. The hotel is 500 yards on your left. Use The Amphitheater Entrance.

FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 171 and follow directions above.

FROM NEW JERSEY & NORTH, ROUTE 287: Take Route 287 North to Route 17 South (Mahwah). Follow Route 17 South to Woodcliff Lake - Saddle River exit (approx. 6 miles) onto East Allendale Avenue and follow to the end. Turn left onto Chestnut Ridge Road and follow to light at Tice’s Corner. Turn left and go to end. Turn left onto Tice Blvd. The hotel is 200 yards on left.

FROM NEWARK AIRPORT: Take Route 78 West to Garden State Parkway North. Follow directions for leaving Parkway at Exit 171.

FROM NEW YORK CITY: Take George Washington Bridge to New Jersey. Follow Route 80 to Saddle Brook Exit and onto Garden State Parkway North. Follow directions for leaving Parkway at Exit 171.

FROM LA GUARDIA AIRPORT: Take Grand Central Parkway to Tri-Borough Bridge to Major Deegan Expressway to Interstate 95 West and over George Washington Bridge. Follow directions from New York City.

FROM KENNEDY AIRPORT: Leave airport via Van Wyck Expressway to Grand Central Parkway. Follow directions from LaGuardia Airport.

FROM UPSTATE NEW YORK: Leave New York State Thruway at Exit 14A onto Garden State Pkwy Extension. Take first Exit - School House Road. From Exit ramp turn left onto School House Road, turn right at light onto Summit Avenue. Turn left onto Chestnut Ridge Road. Travel 1 1/2 miles and take right onto Tice Blvd. The hotel is 500 yards on left.

FROM NEW ENGLAND AND WESTCHESTER AREA: Via Connecticut Turnpike (I-95) or Westchester Expressway (I-287),cross the Hudson River via the Tappan Zee Bridge. Proceed along N.Y. State Thruway to Exit 14A. Follow directions from Upstate N.Y.

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Voting items

The Board of Directors recommends a vote FOR each of these nominees:

Proposal 1

Election of Directors

1a.	John L. Cassis

1b.	Michael Goldstein

1c.	Blenda J. Wilson

The Board of Directors recommends a vote FOR proposals 2 and 3:

Proposal 2

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year

Proposal 3

Approval of proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 1,000,000,000 shares to 2,000,000,000 shares

The Board of Directors recommends a vote AGAINST proposal 4:

Proposal 4

Shareholder proposal regarding executive compensation

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